Exhibit 99.1

AMS Health Sciences Announces Change in Management

AMS Engages Seidler in Replacement Search

OKLAHOMA CITY--(BUSINESS WIRE)--May 10, 2005--AMS Health Sciences, Inc., (AMEX:AMM - News), today announced that David D'Arcangelo has resigned as President of AMS. The company, along with the Seidler Companies Incorporated ("Seidler"), will actively search for a replacement. John Hail, Chairman and Chief Executive Officer, will act as interim President. Seidler will continue as well to actively seek new product acquisition, licensing opportunities and strategic investors, and will evaluate industry opportunities to enhance shareholder value for AMS.

A conference call to discuss the management change will be held today, May 10, 2005, at the following time:

5:00 p.m. Eastern / 4:00 p. m. Central / 2:00 p. m. Pacific

To participate in the conference call:

Phone: 1-800-289-0544

Confirmation #  1472637

About AMS Health Sciences, Inc.

AMS Health Sciences, Inc. sells more than 60 natural nutritional supplements, weight management products, and natural skincare products, including the world's number-one all-natural weight loss and stress reliever, Prime One, through independent distributors across the U.S. and Canada. More information about the Company is available at http://www.amsonline.com

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipates," "believes," "expects," "may," "will," or "should" or other variations thereon, or by discussions of strategies that involve risks and uncertainties. The actual results of the Company or industry results may be materially different from any future results expressed or implied by such forward-looking statements.